Exhibit (l)(4)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 25, 2017

TCP Capital Corp.
2951 28th Street, Suite 1000
 Santa Monica, California 90405

RE:	TCP Capital Corp.
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to TCP Capital Corp., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 5,750,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (including up to 750,000 shares of Common Stock (the “Option Shares”) subject to an over-allotment option) (the “Shares”). On April 21, 2017, the Underwriters (as defined below) delivered to the Company a written notice (the “Notice of Exercise”) pursuant to Section 2(b) of the Underwriting Agreement (as defined below) of the exercise by the Underwriters of the option to purchase, on the date hereof, the Option Shares.

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form N-2 (File No. 333-204571) of the Company relating to Common Stock and other securities of the Company filed on May 29, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), Pre-Effective Amendment No. 1 thereto, and Post-Effective Amendment Nos. 1 through 5 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on May 6, 2016 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus and the Statement of Additional Information, each dated May 6, 2016 (the “Base Prospectus”), which form a part of and are included in the Registration Statement;

(c)          the preliminary Statement of Additional Information, dated April 19, 2017, filed with the Commission pursuant to Rule 497(c) of the Rules and Regulations (the “Preliminary Updated Statement of Additional Information”);

(d)          the preliminary prospectus supplement, dated April 19, 2017, relating to the offering of the Shares in the form filed with the Commission pursuant to Rule 497(c) of the Rules and Regulations (together with the Base Prospectus and the Preliminary Updated Statement of Additional Information, the “Preliminary Prospectus”);

(e)          the final Statement of Additional Information, dated April 19, 2017, filed with the Commission pursuant to Rule 497(e) of the Rules and Regulations (the “Final Updated Statement of Additional Information”);

(f)          the final prospectus supplement, dated April 19, 2017, relating to the offering of the Shares in the form filed with the Commission pursuant to Rule 497(e) of the Rules and Regulations (together with the Base Prospectus and the Final Updated Statement of Additional Information, the “Prospectus”);

TCP Capital Corp.
April 25, 2017

(g)          an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated April 19, 2017, among the Company, Special Value Continuation Partners, LP, a Delaware limited partnership (“SVCP”), Tennenbaum Capital Partners, LLC, a Delaware limited liability company, and Series H of SVOF/MM, LLC, a series of a Delaware limited liability company, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 25.2(h) to the Registration Statement;

(h)          an executed copy of a certificate of Elizabeth Greenwood, Secretary of the Company and SVCP, dated the date hereof (the “Secretary’s Certificate”);

(i)          a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of April 14, 2017, and certified pursuant to the Secretary’s Certificate;

(j)          a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(k)          a copy of certain resolutions of the Board of Directors of the Company and SVCP, adopted on April 13, 2017, and certain resolutions of the Pricing Committee thereof, adopted on April 19, 2017, certified pursuant to the Secretary’s Certificate; and

(l)          an executed copy of the Notice of Exercise.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when the Shares are delivered by electronic book-entry deposit into the transfer agent for Common Stock’s Depository Trust Company account, will be validly issued, fully paid and nonassessable.

TCP Capital Corp.
April 25, 2017

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH